UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 17, 2007

(Date of Earliest Event Reported)

KYPHON INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File:	77-0366069
(State or Other Jurisdiction of Incorporation or Organization)	000-49804	(I.R.S. Employer Identification No.)

1221 Crossman Avenue

Sunnyvale, California 94089

(Address of Principal Executive Offices)

(408) 548-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On September 19, 2007, Kyphon Inc. and Medtronic, Inc. issued a joint press release announcing that the German Federal Cartel Office has given its clearance in connection with the Agreement and Plan of Merger, dated as of July 26, 2007, by and among Kyphon, Medtronic, and Jets Acquisition Corporation, a wholly owned subsidiary of Medtronic.

Completion of the transaction, which is expected later this year or in the first quarter of 2008, remains subject to obtaining approvals of antitrust authorities in several other jurisdictions, the approval of Kyphon’s stockholders and other customary closing conditions.

A copy of the joint press release issued by Kyphon and Medtronic announcing the clearance from the German Federal Cartel Office is filed as exhibit 99.1 hereto.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Joint Press Release of Medtronic and Kyphon, dated September 19, 2007, announcing the clearance from the German Federal Cartel Office for the merger of Medtronic and Kyphon

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 19, 2007

KYPHON INC.

By:	/s/ Maureen L. Lamb
Maureen L. Lamb
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Joint Press Release of Medtronic and Kyphon, dated September 19, 2007, announcing the clearance from the German Federal Cartel Office for the merger of Medtronic and Kyphon